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                                                                    EXHIBIT 24.1



                            SECRETARY'S CERTIFICATE
                         UNITED SECURITY BANCORPORATION


     I certify that I am the Secretary of United Security Bancorporation ("USBN"), located in Spokane, Washington, and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of USBN.

     I further certify that:

     Attached as Exhibit A is a full, true and correct copy of resolutions passed and adopted by a majority of the Board of Directors of USBN at a meeting of the Board duly held and convened on January 17, 2000.

     The attached resolutions are in full force and effect and have not been revoked or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have affixed my signature as of this 26th day of January 2000.


                                        /s/ Jacqueline Barnard
                                        ----------------------------------------
                                        Jacqueline Barnard, Secretary

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                                                                       EXHIBIT A

                              PROPOSED RESOLUTIONS
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                         UNITED SECURITY BANCORPORATION

                       (FOR MEETING OF JANUARY 17, 2000)


                                    RECITALS

  (BANCWEST FINANCIAL CORPORATION STOCK OPTION PLAN FOR OUTSIDE DIRECTORS AND
               BANCWEST FINANCIAL CORPORATION STOCK OPTION PLAN)

     1. On February 1, 1999, Bancwest Financial Corporation, a Washington corporation and bank holding company ("BFC"), merged with and into United Security Bancorporation ("USBN"), under the terms of an Agreement and Plan of Merger (the "Merger Agreement") among USBN, BFC and Bank of the West, dated as of November 10, 1998.

     2. On the effective date of the merger (February 1, 1999), a total of 9,936 shares of BFC common stock, no par value per share, were subject to outstanding options under the Bancwest Financial Corporation Stock Option Plan for Outside Directors (the "BFC Director Plan") and a total of 10,957 shares of BFC common stock were subject to outstanding options under the Bancwest Financial Corporation Stock Option Plan (the "BFC Officer Plan"). The BFC Director Plan and the BFC Officer Plan are referred to collectively as the "BFC Plans".

     3. Pursuant to Section 2.8 of the Merger Agreement, all 20,893 (or 22,982 adjusted to reflect the 10% stock dividend) shares of BFC common stock subject to unexercised options at the effective time of the merger were automatically converted into options to purchase shares of up to 98,977 (or 108,878 adjusted to reflect the 10% stock dividend), of USBN common stock, no par value per share, based on the merger exchange ratio of 4.7373 shares of USBN common stock for each share of BFC common stock. No further options will be granted under the BFC Plans.

     4. USBN now wishes to register the shares of common stock issuable upon exercise of outstanding options under the BFC Plans with the Securities and Exchange Commission (the "SEC"), and to comply with applicable state blue sky laws. The Board of Directors has reviewed the draft registration statement on Form S-8 ("Registration Statement") presented at this meeting and attached as Exhibit A to these Resolutions, and deems it appropriate and in the best interests of USBN to take the actions necessary to register the shares of USBN common stock required to satisfy all converted BFC options originally issuable under the BFC Plans, and to comply with all state blue sky laws applicable to the BFC Plans.

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                                  RESOLUTIONS

                    [SEC REGISTRATION AND BLUE SKY FILINGS]

     1. The proper officers of USBN, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, the Registration Statement and any necessary amendments thereto, in substantially the form presented at this meeting, to cause the shares of USBN common stock issuable pursuant to the BFC Plans to be properly registered or otherwise exempt from registration.

                        [ADDITIONAL LISTING APPLICATION]

     2. The Proper Officers of USBN, with the assistance of counsel, are authorized to execute and file with The Nasdaq National Market, Inc. ("Nasdaq") a Notification Form for Listing of Additional Shares ("Notification") and such other documents, and any necessary amendments thereto, and to take any and all actions as they deem necessary or appropriate to effect the additional listing of the shares with Nasdaq in connection with the issuance of shares pursuant to the BFC Plans, including the payment of such filing fees as may be deemed payable for the filing of the Notification.

                              [POWER OF ATTORNEY]

     3. The proper officers of USBN are hereby authorized to execute a Power of Attorney for the Registration Statement appointing Richard C. Emery and Chad Galloway, and each of them, to sign the Registration Statement and all amendments and related documents on behalf of USBN, and to file the same with the SEC.

                                   [GENERAL]

     4. The proper officers of USBN are hereby authorized and directed to do and perform all such other acts and things, to pay all necessary fees, to sign all such documents and certificates and to take such other steps as may be necessary, advisable, convenient or proper to carry out the full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

     5. For purposes of the foregoing Resolutions, the proper officers of USBN are Richard C. Emery and Chad Galloway, each with full power to act alone.



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